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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-122764 of Rockwood Holdings, Inc. and subsidiaries of our report related to financial statements dated May 13, 2005 appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 13, 2005 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
May 13, 2005

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  Exhibit 23.2